                               SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     ENSTAR INC.
                   (Name of Registrant as Specified in its Charter)


                         ------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

     ---------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                  ----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                        ------------------------

     3)   Filing Party:
                        --------------------------------------------------------

     4)   Date Filed:
                      ----------------------------------------------------------

                                     ENStar Inc.
                                6479 City West Parkway
                         Eden Prairie, Minnesota  55344-3246

                                ---------------------

                                                                    May 15, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of ENStar Inc. to be held at 4:00 p.m. on June 18, 1998 at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55343.

     The Notice of Annual Meeting and the Proxy Statement that follow describe the formal business to be transacted at the meeting. During the meeting we also will review the activities of the past year and items of general interest about ENStar Inc. (the "Company"). Also, shareholders will be given the opportunity to ask questions.

     The items being considered at the meeting are:

     1. election of a Board of Directors for the ensuing year and until their successors are elected and qualified;

     2. a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder and expand the eligible participants to include non-employee directors; and

     3. such other business as may properly come before the meeting or any adjournment thereof.

     We recommend that you vote FOR the slate of directors that is set forth in the accompanying Proxy Statement and FOR the proposal to amend the 1996 Stock Incentive Plan.

     WHETHER OR NOT YOU CAN ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR TO VOTE IN PERSON IF YOU WISH TO ATTEND THE ANNUAL MEETING AND VOTE PERSONALLY.


                                        Sincerely

                                        /s/ JEFFREY J. MICHAEL

                                        Jeffrey J. Michael
                                        President and Chief Executive Officer

                                     ENStar Inc.
                                6479 City West Parkway
                          Eden Prairie, Minnesota 55344-3246

                                 -------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 18, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENStar Inc., a Minnesota corporation, will be held at 4:00 p.m. on June 18, 1998 at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55343.

     This meeting is being held for the following purposes:

     1. To elect four persons to serve as directors until the next annual election of directors and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to amend the ENStar 1996 Stock Incentive Plan to increase the number of shares of ENStar Inc. Common Stock available for issuance thereunder and expand the eligible participants to include non-employee directors; and

     3. To transact such other business as may properly come before the meeting.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 12, 1998, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                        By order of the Board of Directors

                                        /s/ THOMAS S. WARGOLET

                                        Thomas S. Wargolet,
                                        Chief Financial Officer
                                        and Secretary

Minneapolis, Minnesota
May 15, 1998

                                     ENStar Inc.
                                6479 City West Parkway
                          Eden Prairie, Minnesota 55344-3246

                                ---------------------

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                                    JUNE 18, 1998

     This Proxy Statement is furnished to shareholders of ENStar Inc. ("ENStar" or the "Company"), 6479 City West Parkway, Eden Prairie, Minnesota 55344-3246, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 4:00 p.m. on June 18, 1998 at the offices of Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55343 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about May 15, 1998.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for directors named in this Proxy Statement, (ii) for the proposal to amend the Company's 1996 Stock Incentive Plan and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, Internet, telegraph, telefax or telex, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. Additionally, the Company has elected to retain the services of Norwest Bank Minnesota, National Association for the purposes of broker nominee search, distribution of proxy materials to banks, brokers, nominees and intermediaries and solicitation in order to obtain voted proxies for the Annual Meeting at an estimated cost of $2,000, plus out-of-pocket expenses.

     A shareholder giving a proxy may revoke it any time prior to the voting of the proxy by filing with the Secretary of the Company a written notice of revocation or another proxy bearing a later date. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Thomas
S. Wargolet, Chief Financial Officer and Secretary, ENStar Inc., 6479 City West Parkway, Eden Prairie, Minnesota 55344-3246.

     The close of business on May 12, 1998 was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 3,266,989 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting.

     This Proxy Statement includes certain information regarding Americable, Inc. ("Americable"), Transition Networks, Inc. ("Transition") and Enstar Networking Corporation ("Enstar Networking"), which are operating subsidiaries of the Company.

     The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1997, which includes a copy of the Company's 1997 Form 10-K Report as filed with the Securities and Exchange Commission. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, ADDITIONAL COPIES OF THE COMPANY'S 1997 FORM 10-K REPORT BY WRITING TO ENSTAR INC., 6479 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA, 55344-3246, ATTENTION: CHIEF FINANCIAL OFFICER.

                              I.  ELECTION OF DIRECTORS

     The Board of Directors has recommended that the number of directors to be elected for the coming year be set at four. The Board of Directors has nominated and recommended that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are duly elected and qualified.

     Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the four nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) and entitled to vote at the 1998 Annual Meeting is required to elect each of the nominees as directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

CERTAIN INFORMATION CONCERNING THE NOMINEES FOR DIRECTOR FOLLOWS:

NAME                                       BIOGRAPHICAL INFORMATION
----                                       ------------------------

James H. Michael (age 77). . . .    Mr. James H. Michael has served as Chairman
                                    of the Board of ENStar since March 1996.
                                    Mr. Michael served on the Board of
                                    Directors of North Star Universal, Inc.
                                    ("NSU"), of which ENStar was a wholly owned subsidiary prior to February 1997, and was the Chairman of the Board of NSU prior to July 1991. Also prior to March 1996, Mr.
                                    Michael was Chairman of the Board of
                                    Michael Foods, Inc. ("Michael"), into which
                                    NSU was merged in February 1997.
                                    Mr. Michael is the father of Jeffrey J.
                                    Michael, ENStar's President and Chief
                                    Executive Officer.

Miles E. Efron (age 71). . . . .    Mr. Miles E. Efron has served on the Board
                                    of Directors of ENStar since March 1996.
                                    From July 1991 until February 1997,
                                    Mr. Efron served as Chairman of the Board of Directors of NSU.

                                    Mr. Efron also is a director of Michael
                                    and Medtox Scientific, Inc.

Richard J. Braun (age 53). . . .    Mr. Richard J. Braun has served as a
                                    director of ENStar since March 1996.  Mr.
                                    Braun served on the Board of Directors of NSU from 1994 to 1996. Since July 1996 he also has served as Chief Executive Officer and a Director of Medtox Scientific, Inc, a company that provides laboratory and diagnostic testing services. From 1994 to 1996, Mr. Braun acted as a private investor and provided management consulting services to the health care and technology industries. From 1992 to 1994, Mr. Braun served as Chief Operating Officer and a Director of Employee Benefit Plans, Inc.
                                    (NYSE: EBP).

Jeffrey J. Michael (age 41). . .    Mr. Jeffrey J. Michael has served as the
                                    President and Chief Executive Officer of the Company since March 1996. Mr. Michael was an initial director and officer
                                    (serving as President and Secretary) of
                                    ENStar at the time it was organized by NSU in December 1995. Mr. Michael served as
                                    President and Chief Executive Officer of
                                    NSU from December 1990 until February 1997.
                                    Mr. Michael is the son of James H. Michael.
                                    Mr. Michael also is a director of Michael and CorVel Corporation ("CorVel").

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors met five times in 1997. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

     The Audit Committee, consisting of Mr. Efron and Mr. Braun, did not meet in 1997. The Audit Committee will review and make recommendations and reports to the Board with respect to (i) the independent auditors, (ii) the quality and effectiveness of internal controls, (iii) engagement or discharge of the independent auditors, (iv) professional services provided by the independent auditors, and (v) the review and approval of major changes in the Company's accounting principals and practices.

     The Compensation Committee, consisting of Mr. Efron and Mr. Braun, met two times in 1997. The Compensation Committee considers and recommends to the Board salaries, bonuses and other remuneration for the Company's executive officers. This committee also administers the ENStar 1996 Stock Incentive Plan (the "Stock Incentive Plan").

     During 1997, all of the directors attended all of the meetings of the Board of Directors and Messrs. Efron and Braun both attended the meetings of the Compensation Committee.

COMPENSATION OF DIRECTORS

     In 1997, the Company's non-employee directors received an annual retainer of $8,000 for serving as members of the Company's Board of Directors. Directors incurring travel expenses to attend meetings are reimbursed in full. Members of committees receive an additional $300 for each committee meeting they attend.

     Under the Stock Incentive Plan, each non-employee director of ENStar, upon his or her initial election as a director, is granted an option to purchase 4,000 shares of Common Stock. Starting with the 1997 Annual Meeting, each non-employee director of ENStar is also granted an option to purchase 1,000 shares of Common Stock on the date of the annual meeting of shareholders each year if the director will remain in office immediately following such meeting. The exercise price of each option is equal to 100 percent of the fair market value per share on the date of grant. Such options are non-qualified stock options, become exercisable six months after the date of grant and terminate on the fifth anniversary of the date of grant or earlier, under certain circumstances.

     In 1997, each of Messrs. James H. Michael, Efron and Braun were granted an option to purchase 10,000 shares of Common Stock. The exercise price of such options is $7.375 per share. The grants are contingent upon shareholder approval of the proposal to amend the Company's 1996 Stock Incentive Plan.
See "II.  Proposal to Amend the Company's 1996 Stock Incentive Plan."

            II.  PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK INCENTIVE PLAN

     The Company's Board of Directors has adopted an amendment to the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") to provide for the issuance of an additional 200,000 shares of Common Stock pursuant to the Stock Incentive Plan, subject to shareholder approval. The amendment further provides for participation in the Stock Incentive Plan for directors who are not also employees of the Company ("Non-Employee Directors"). The purpose of the Stock Incentive Plan is to aid in attracting and retaining key management personnel capable of assuring the future success of, and Non-Employee Directors capable of providing strategic direction to, the Company, to offer such personnel and directors incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel and directors an opportunity to acquire a proprietary interest in the Company and to align further the interests of such personnel and directors with the Company's shareholders.

INCREASE IN AVAILABLE SHARES

     As originally adopted, the Stock Incentive Plan provides that a total of 300,000 shares of the Company's Common Stock are available for the granting of awards. As of April 1, 1998, no shares remained available for grant under the Stock Incentive Plan. The 200,000 share increase in the number of shares available for the granting of awards will allow the Company to continue to provide incentives to management personnel and Non-Employee Directors. The Company believes that stock based awards make a significant contribution to the success of the Company in attracting, motivating and retaining skilled management personnel and directors.

PARTICIPATION BY NON-EMPLOYEE DIRECTORS

     As originally adopted, Non-Employee Directors were not eligible to receive grants of awards, other than automatic grants of stock options as described below, under the Stock Incentive Plan. The amendment provides that Non-Employee Directors may receive awards under the Stock Incentive Plan of the types described below. The Board of Directors believes that the ability to grant awards to Non-Employee Directors increases the flexibility of the Company with respect to director compensation, while providing a means to further align the interests of Non-Employee Directors with those of the shareholders.

NEW PLAN BENEFITS

     On December 29, 1997, options to purchase 270,000 shares of Common Stock were granted under the Stock Incentive Plan. The Compensation
Committee made a portion of the December 29, 1997 grant conditional on shareholder approval of the proposal to amend the Stock Incentive Plan. The following chart reflects grants of Nonqualified Stock Options (as defined below) made on December 29, 1997 subject to shareholder approval of the amendment:

                                                                   NUMBER OF
       NAME AND POSITION                                         UNITS (1) (2)
       -----------------                                         -------------
Jeffrey J. Michael, President and Chief Executive Officer. . .       17,100
All Current Executive Officers as a Group (5). . . . . . . . .       17,100
Non-employee Directors as a Group (3). . . . . . . . . . . . .       30,000
All Other Employees as a Group . . . . . . . . . . . . . . . .            0

---------------

(1) Units are options to purchase shares of Company Common Stock at $7.375 per share, which is equal to 100% of fair market value on the date of grant. The options were granted, subject to shareholder approval, on December 29, 1997. The options become exercisable with respect to 25% of the shares each year over a period of four years and have a term of ten years.

(2) The conditional option grants listed constitute a portion of the grants made on December 29, 1997. For more information regarding stock option grants, see "Stock Options."

     Other awards under the Stock Incentive Plan as proposed to be amended are not yet determinable.

SUMMARY OF THE STOCK INCENTIVE PLAN

     The following summary description of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which may be obtained by the shareholders of the Company upon request directed to the Company's Secretary at ENStar Inc., 6479 City West Parkway, Eden Prairie, Minnesota 55344-3246.

     ELIGIBILITY. Any employee, officer, consultant or independent contractor of the Company and its affiliates is eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan also provides for the automatic grant of options to Non-Employee Directors as described below. Approximately five employees will be eligible to participate in the Stock Incentive Plan in 1998. The Stock Incentive Plan was approved by the Company's sole shareholder in March 1996. The Stock Incentive Plan terminates on March 5, 2006, an no awards may be made after that date. However, unless otherwise expressly provided in the Stock Incentive Plan or an applicable award agreement, any award granted may extend beyond the end of such 10-year period.

     TYPES OF AWARDS; PLAN ADMINISTRATION. The Stock Incentive Plan permits the granting of (a) stock options, including "incentive stock options" ("Incentive Stock

Options") meeting the requirements of Section 422 of the Code and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) stock appreciation rights ("SARs"), (c) restricted stock and restricted stock units,
(d) performance awards, (e) dividend equivalents and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based awards"). The Stock Incentive Plan is administered by a committee of the Company's Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code (the "Committee"). The Committee has the authority to establish rules for the administration of the Stock Incentive Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of the Company's Common Stock covered by such awards, and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any amounts received under any award shall or may be deferred.
Determinations and interpretations with respect to the Stock Incentive Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act").

     If any shares of the Company's Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards will be available for future awards under the Stock Incentive Plan. Notwithstanding the foregoing, the total number of shares of the Company's Common Stock that may be purchased upon exercise of Incentive Stock Options (as defined below) granted under the Stock Incentive Plan may not exceed 300,000 shares (subject to adjustment as described below). No person may be granted any award or awards the value of which awards are based solely on an increase in the value of the Company's Common Stock after the date of grant for more than 170,000 shares of the Company's Common Stock, in the aggregate, in any calendar year.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of the Company's Common Stock, cash or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award shall not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option, SAR or award. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by tendering shares of the Company's Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the Stock Incentive Plan are made in accordance with methods and procedures established by the Committee. For purposes of the Stock Incentive Plan, the fair market value of shares of the Company's Common Stock on a given date shall be the last sale price of the shares as reported on the Nasdaq National Market on such date, unless otherwise determined by the Committee.

     The Stock Incentive Plan provides that the Committee may grant reload options, separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates, and
(ii) the number of shares of Common Stock tendered as payment of the amount to be withheld under tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options granted under any stock option plan of the Company.

     The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

     The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee have lapsed. Holders of restricted stock units shall have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder's employment during the restricted period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

     Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the Stock Incentive Plan may be denominated or payable in cash, shares of Common Stock, restricted stock or other property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares or other property as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

     The Committee is also authorized to establish the terms and conditions of other stock-based awards.

     NON-EMPLOYEE DIRECTOR PARTICIPATION. Under the Stock Incentive Plan, Non-Employee Directors receive Nonqualified Stock Options to purchase 4,000 shares of the Company's Common Stock upon first being elected or appointed to the Company's Board. During the term of the Stock Incentive Plan, Non-Employee Directors are granted, as of the date of each annual meeting of shareholders, if such Director's term of office continues after such date, an option to purchase 1,000 shares of Common Stock. Such options are exercisable in full six months after the date of grant, expire on the fifth anniversary of the date of grant and have an exercise price equal to the fair market value of Common Stock as of the date of grant.

     MISCELLANEOUS. No award and no right under any award granted under the Stock Incentive Plan shall be transferable by the individual to whom it was granted otherwise than by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant. Each award or right under any award shall be exercisable during a participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. Except as otherwise provided in any applicable award agreement, no award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, the Committee shall, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Stock Incentive Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Stock Incentive Plan into effect.

     The Board of Directors may amend, alter or discontinue the Stock Incentive Plan at any time, provided that shareholder approval must be obtained for any change that (i) absent such shareholder approval would cause Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3") to become unavailable with respect to the Stock

Incentive Plan, (ii) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, or any other securities exchange applicable to the Company; or (iii) requires the approval of the Company's shareholders under the Internal Revenue Code of 1986, as amended (the "Code"), in order to permit Incentive Stock Options to be granted under the Stock Incentive Plan.

     The closing price per share of the Company's Common Stock on April 22, 1998, as reported by the Nasdaq Stock Market, was $7.25.

     TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Incentive Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

     With respect to other awards granted under the Stock Incentive Plan that are payable in cash or shares of the Company's Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

     Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

     Under the Stock Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of the Company's Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations.

     RECOMMENDATION BY THE ENSTAR BOARD; VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of ENStar Common Stock represented at the meeting and entitled to vote is necessary for approval of the amendment to the Stock Incentive Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE ENSTAR BOARD RECOMMENDS THAT ENSTAR SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN.

                        REPORT OF THE COMPENSATION COMMITTEE
                              ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee") establishes the specific compensation for the Company's executive officers who do not have direct operating responsibilities at one of the Company's operating subsidiaries. After consideration of Committee recommendations, the full Board of Directors reviews and approves the salaries and bonuses of such executive officers. The Committee also is responsible for administering the Company's Stock Incentive Plan. Compensation for officers of the Company's operating subsidiaries, Americable, Transition and Enstar Networking, generally is determined by the Company's Chief Executive Officer, consistent with the salary structure and bonus programs at such operating subsidiaries.

EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS

     The Company has only one executive officer who does not have direct operating responsibilities at any of its operating subsidiaries, Jeffrey J. Michael, President and Chief Executive Officer. The compensation arrangements for Mr. Michael are designed to motivate and reward the executive for attaining financial and strategic objectives essential to the Company's overall success and continued growth, while at the same time allowing the Company to retain high caliber executives. The key components of the Company's compensation programs are base salary, cash bonuses and, to a lesser extent, stock options.

     The Company's other named executive officers include Peter E. Flynn, Executive Vice President of the Company who is also President of Americable, Thomas S. Wargolet, Chief Financial Officer and Secretary of the Company, who is also Vice President--Finance and Operations of Enstar Networking, C.S. Mondelli, who is President and Chief Executive Officer of Transition, and Ronald D. Newman, President of Enstar Networking. The compensation arrangements for Messrs. Flynn, Wargolet, Mondelli and Newman are designed to motivate and reward these executives primarily for the financial performance of the operating subsidiaries for which they perform services, although, certain of Messrs. Flynn's and Wargolet's compensation is based on their additional responsibilities as executive officers of the Company.

BASE SALARIES

     The Committee generally believes executive officers' base salaries should be moderate, yet competitive in relation to salaries commanded by persons in similar positions; however, the Committee also believes that a substantial portion of each executive officer's compensation should be contingent and based on the Company's and such officer's performance. In February 1996, an independent executive compensation consultant was engaged to advise the Committee concerning the establishment of compensation programs for the Company's executive officers consistent with these general policies. The compensation consultant also reviewed the compensation programs at the Company's operating subsidiaries. Neither the Committee nor such consultant, however, conducted formal salary comparisons or surveys in determining the compensation levels for the Company's executive officers. In addition to the input of the compensation consultant, in setting an officer's base salary the Company considers the personal performance of the officer, the relative importance of the functions the officer performs, the scope of the officer's ongoing responsibilities and estimated salary levels in effect at comparable companies for comparable positions. The weight given to each of these factors varies between individuals and is a subjective determination by the Committee or, in the case of the named executive officers at the Company's operating subsidiaries, the Company's Chief Executive Officer after consultation with the members of the Committee.

CASH BONUSES

     Annual bonuses for executives with direct operating responsibility at the Company's operating subsidiaries are designed to reward such executives for personal contributions to the success of such operating subsidiary and generally are earned under a structured formula. Individual performance targets are established based on an annual operating budget, which is submitted for review and approved by the Chief Executive Officer of the Company after consultation with the members of the Committee. At the end of the calendar year, the Chief Executive Officer evaluates actual financial performance against individual performance targets. The potential cash bonuses range from 10% to 40% of the executive's annual base salary, beginning when operating profits exceed minimum levels of performance (80% of budget) and increasing incrementally up to the maximum when the profits equal or exceed a superior performance target (120% of budget).

     The Committee has determined that annual cash bonuses for Messrs. Michael and Flynn will be largely discretionary based on each such officer's contribution to the achievement of certain strategic goals of the Company.

STOCK OPTIONS

     In December 1997, the Company approved the grant of non-qualified stock options to Messrs. Michael and Flynn pursuant to the Stock Incentive Plan. Certain of the grants are contingent upon receiving shareholder approval in the increase in shares available under the Stock Incentive Plan. The number of shares subject to such options was determined by the Committee considering factors such as the officer's performance and overall levels of compensation. It is anticipated that additional stock options periodically will be granted to the Company's executive officers. Due to its limited corporate staff, however, the Committee does not intend to establish formal policies or formulas for determining the timing, amount or particular vesting schedules for stock option awards. At the parent company level, the Committee believes that the limited use of stock options for the Company's corporate staff will motivate executives to achieve positive long-term financial results increasing shareholder value.

     The Company's operating subsidiaries have established separate stock option programs. During 1997, Mr. Wargolet and Mr. Newman participated in the stock option program at Americable and, effective January 1, 1998, participate in the Enstar Networking stock option program. Mr. Mondelli participates in the Transition stock option program. The amount of the stock option awards made pursuant to such programs in 1997 was determined by the Company's Chief Executive Officer after consultation with the Board of Directors of the Company. The Committee believes that the use of separate stock option programs at the operating subsidiary level will cause those persons with operating responsibilities at an operating subsidiary to focus more directly on the performance of such subsidiary.

1997 CEO COMPENSATION

     During 1997, Mr. Jeffrey J. Michael, as President and Chief Executive Officer of ENStar, had overall responsibility for the strategic direction of ENStar and the performance of ENStar's operating subsidiaries. Mr. Michael first was elected President of NSU in December 1990, and was elected President of ENStar at the time of its initial organization. Mr. Michael is not a party to an employment agreement.

     Mr. Michael's compensation at ENStar in 1997 consisted solely of his base salary of $187,654. Further, Mr. Michael received a non-qualified stock option to purchase 125,000 shares of Common Stock in 1997 under the Stock Incentive Plan, 17,100 of which are subject to shareholder approval of the proposal to amend the Stock Incentive Plan, and will be eligible for further stock option grants under the plan. Mr. Michael's base compensation was determined based on consideration of the factors discussed under the heading "Base Salaries" appearing above.

     This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by referencing this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                         Miles E. Efron
                         Richard J. Braun
                         Members of the Committee

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the President and Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") as of the year ended December 31, 1997. Information is also provided for the year ended December 31, 1996, the first year in which the Company operated.

                              SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION*           LONG-TERM
                                                         --------------------------------  COMPENSATION
                                                             SALARY            BONUS           STOCK           ALL OTHER
     NAME AND PRINCIPAL POSITION                YEAR           ($)              ($)        OPTIONS (#)(1)     COMPENSATION
     ---------------------------              ---------  ----------------  --------------  --------------  -----------------
Jeffrey J. Michael . . . . . . . . . . . .     1997       $      187,654   $          0      125,000(2)     $      7,146(3)
  President and Chief Executive Officer        1996(4)                --             --       28,500                  --

Peter E. Flynn . . . . . . . . . . . . . .     1997              157,939              0       90,000               6,889(5)
  Executive Vice President                     1996(6)                --             --       23,500                  --

C.S. Mondelli. . . . . . . . . . . . . . .     1997              138,058         16,250            0               4,087(7)
  President and Chief Executive Officer        1996              120,000         24,000       70,000(8)            2,769
  of Transition

Ronald D. Newman . . . . . . . . . . . . .     1997              124,500         13,347       20,000(9)            1,718(7)
  President of Enstar Networking               1996               85,000         10,150       25,000(9)              476

Thomas S. Wargolet . . . . . . . . . . . .     1997               90,000              0            0               4,404(7)
  Chief Financial Officer and Secretary        1996               87,231         26,100       49,250(10)           2,890

---------------------
* No years prior to fiscal 1996 are reported as the Company was a wholly owned subsidiary of NSU, a corporation subject to the reporting requirements of the Securities Exchange Act of 1934.

(1) None of the Named Executive Officers held or received any awards of restricted shares.

(2) 17,100 of such options are contingent grants. See "II. Proposal to Amend the Company's 1996 Stock Incentive Plan."

(3) Consists of $4,750 contributed to the Company's 401(k) plan for the benefit of Mr. Michael and $2,396 of which represents life and disability insurance premiums paid by ENStar for the benefit of Mr. Michael.

(4) During 1996, Mr. Michael did not receive any cash compensation from the Company. Mr. Michael did receive an annual salary of $235,000 from NSU, and $7,196 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Michael pursuant to NSU's 401(k) plan, and $2,446 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Michael.

(5) Consists of $4,750 contributed to the Company's 401(k) plan for the benefit of Mr. Flynn and $2,139 of which represents life and disability insurance premiums paid by ENStar for the benefit of Mr. Flynn.

(6) During 1996, Mr. Flynn did not receive any cash compensation from the Company. Mr. Flynn did receive an annual salary of $161,330 and a bonus of $100,000 from NSU, and $6,889 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Flynn pursuant to NSU's 401(k) plan, and $2,139 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Flynn.

(7) Amount contributed to the Company's 401(k) plan for the benefit of employee.

(8)   Represents options to purchase shares of Transition common stock.

(9) Represents options to purchase shares of Americable common stock, which in 1998 were replaced by options to purchase shares of Enstar Networking common stock.

(10) Includes options to purchase 35,000 shares of Americable common stock, which in 1998 were replaced by options to purchase shares of Enstar Networking common stock.

                                    STOCK OPTIONS

OPTION GRANTS DURING 1997

      The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1997:

                                NUMBER OF        PERCENT OF                                  POTENTIAL REALIZABLE
                                SECURITIES     TOTAL OPTIONS  EXERCISE                         VALUE AT ASSUMED
                                UNDERLYING      GRANTED TO    PRICE OR                       ANNUAL RATES OR STOCK
                                  OPTIONS        EMPLOYEES      BASE                          PRICE APPRECIATION
                                  GRANTED        IN FISCAL    PRICE/SH.    EXPIRATION         FOR OPTION TERM(2)
NAME                              (#)(1)          YEAR(%)        ($)          DATE           5%($)         10%($)
----                        -----------------  ------------  ----------   ------------   ------------  -------------
Jeffrey J. Michael . . .         125,000(3)        46.3%(4)   $  7.375     12/29/2007     $  579,762    $ 1,469,231
Peter E. Flynn . . . . .          90,000           33.3(4)       7.375     12/29/2007        417,429      1,057,847
C.S. Mondelli. . . . . .             --              --             --             --             --             --
Ronald D. Newman . . . .          20,000(5)        44.4(6)       1.150       4/1/2006         14,465         36,656
Thomas S. Wargolet . . .             --              --             --             --             --             --

------------------------

(1) Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. The options to purchase shares of Common Stock of ENStar granted to Messrs. Michael and Flynn become exercisable with respect to 25% of such shares each year over a period of four years from the date of grant and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which ENStar or Americable, as the case may be, is not the surviving corporation, a transfer of all the stock of ENStar or Americable, as applicable, a sale of substantially all the assets, or a dissolution or liquidation, of ENStar or Americable, as applicable.

(2) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent ENStar's estimate or projection of future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of ENStar, Americable and Transition, as applicable, and overall stock market conditions. The amounts represented in the table may not necessarily be achieved.

(3) 17,100 of such options are contingent grants. See "II. Proposal to Amend the Company's 1996 Stock Incentive Plan."

(4)   Percentage of options to purchase ENStar Common Stock granted in 1997.

(5) Represents the right to purchase shares of common stock of Americable. The options granted to Mr. Newman are options to purchase shares of Americable and are exercisable with respect to 20% of such shares on the date of grant and on each anniversary of the date of grant during the four year period thereafter, and have a term of ten years. In January 1998, Mr. Newman's options to purchase Americable common stock were canceled and replaced with options to purchase Enstar Networking common stock.

(6) Percentage of options to purchase Americable common stock granted in 1997.

            AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUES

     The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 1997 for the Named Executive Officers:

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                     SHARES                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                    ACQUIRED       VALUE          OPTIONS AT YEAR END(#)            AT YEAR END($)
                                  ON EXERCISE    REALIZED      ----------------------------  ----------------------------
NAME                                  (#)           ($)         EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                              -----------    --------      ------------  --------------  ------------  --------------
Jeffrey J. Michael . . . . . .        0          $     0           7,125        146,375        $      0     $   46,875
Peter E. Flynn . . . . . . . .        0                0           5,875        107,625               0         33,750
C.S. Mondelli. . . . . . . . .        0                0          28,000(1)      42,000(1)            0              0
Ronald D. Newman . . . . . . .        0                0          14,000(2)      31,000(2)            0              0
Thomas S. Wargolet . . . . . .        0                0           3,562         10,688               0              0
                                      0                0           7,000(2)      28,000(2)            0              0

----------------

(1)   Represents the right to purchase shares of common stock of Transition.

(2) Represents the right to purchase shares of common stock of Americable. In January 1998, such options were canceled and replaced with options to purchase common stock of Enstar Networking.

      Americable, Transition and Enstar Networking maintain separate stock option plans. The exercise price of the options granted pursuant to the plans of the operating subsidiaries are determined by the Board of Directors of the respective operating subsidiaries, based on the then current fair value of the common stock. Pursuant to the terms of the applicable option agreements under the plans, the shares of common stock that may be purchased pursuant to the options are subject to restrictions on transfer and certain repurchase rights by each of the respective issuers and by ENStar, based on a valuation formula. The option agreements also include certain covenants with respect to nondisclosure of confidential information and non-competition.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

      Mr. Wargolet is a party to an employment contract with Enstar Networking which provides that Mr. Wargolet is entitled to receive his base salary for six months subsequent to the termination of his employment by Enstar Networking without cause.

RELATED PARTY TRANSACTION

      On April 2, 1996, Mr. Efron, a director of the Company, and NSU entered into a promissory note for $169,200, plus interest at the "reference rate" of interest announced from time to time by First Bank National Association, Minneapolis,

Minnesota, to be repaid in four equal annual installments. Mr. Efron used such funds to exercise stock options to purchase shares of common stock of NSU, as permitted under the terms of the applicable NSU stock option plan. Mr. Efron's note to NSU was assigned to the Company in connection with the spin-off of ENStar by NSU. The largest amount outstanding under the note was $183,915.76 on April 22, 1997, the date Mr. Efron repaid the promissory note in full.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company as of April 17, 1998 with respect to (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                              AMOUNT AND
                                                              NATURE OF        PERCENT
                                                              BENEFICIAL          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP(1)       CLASS
------------------------------------                         ------------      -------
James H. Michael . . . . . . . . . . . . . . . . . . .      1,030,965 (2)       31.5%
Jeffrey J. Michael . . . . . . . . . . . . . . . . . .        885,698 (3)       27.0%
Miles E. Efron . . . . . . . . . . . . . . . . . . . .        148,000 (4)        4.5%
Peter E. Flynn . . . . . . . . . . . . . . . . . . . .         11,750 (5)           *
Thomas S. Wargolet . . . . . . . . . . . . . . . . . .          7,925 (6)           *
Richard J. Braun . . . . . . . . . . . . . . . . . . .          4,000 (7)           *
C.S. Mondelli. . . . . . . . . . . . . . . . . . . . .              0               *
Ronald D. Newman . . . . . . . . . . . . . . . . . . .              0               *
Heartland Advisors, Inc. . . . . . . . . . . . . . . .        206,833 (8)        6.3%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
All officers and directors as a group (7 persons). . .      2,088,338 (9)       63.1%

------------------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2) Includes 962,164 shares of Common Stock held by 4J2R1C Limited Partnership, as to which Mr. James H. Michael, as managing general partner, exercises sole voting and dispositive power. Mr. James H. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. Jeffrey J. Michael. Also includes 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(3) Includes 865,666 shares of Common Stock held by 3J2R Limited Partnership, as to which Mr. Jeffrey J. Michael, as general partner, exercises sole voting and dispositive power. Mr. Jeffrey J. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. James H. Michael. Includes 14,250 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(4) Includes 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(5) Consists of 11,750 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(6) Includes 7,125 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(7) Consists of 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(8) Based on information in a Schedule 13G Report showing information as of January 27, 1998, and indicating that Heartland Advisors, Inc. has sole voting and sole dispositive power over all such shares.

(9) Shares shown as beneficially owned include 45,125 shares not outstanding, but which may be acquired pursuant to Currently Exercisable Options.

                            COMPARATIVE STOCK PERFORMANCE

     The following graph and table compare the monthly percentage change in the cumulative total shareholder return on ENStar's Common Stock during the period beginning March 3, 1997 and ending December 31, 1997, with the cumulative total return on each of the S&P 500 Index, the S&P Healthcare Sector Index and the S&P Computers (Networking) Index. The component S&P indices represent indicies relating to ENStar's operating subsidiaries (S&P Computers (Networking) Index) and ENStar's investment in CorVel Corporation (S&P Healthcare Sector Index). The comparison assumes $100 was invested on March 3, 1997 in ENStar's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                      [CHART]


---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                       3/3/97  3/97  4/97  5/97  6/97  7/97  8/97  9/97  10/97  11/97  12/97
---------------------------------------------------------------------------------------------
ENStar Inc                100    76    65    60    74    74    82    88    103     91     91
---------------------------------------------------------------------------------------------
S&P 500                   100    96   102   108   113   122   115   121    117    122    125
---------------------------------------------------------------------------------------------
Healthcare Sector         100    93   101   107   117   119   110   116    117    122    128
---------------------------------------------------------------------------------------------
Computers (Networking)    100    90    94   127   120   143   136   136    137    137    129
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

                SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, certain employees and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were satisfied during fiscal 1997, except that 3J2R Limited Partnership and 4J2R1C Limited Partnership each filed a late Form 3 and Mr. Wargolet filed a late Form 4.

                                       AUDITORS

     The Board of Directors of the Company has appointed Grant Thornton as independent auditors for the Company for the year ending December 31, 1998. Grant Thornton audited the financial statements of the Company for the year ended December 31, 1997. Representatives of Grant Thornton will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

                                    OTHER MATTERS

     The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                              PROPOSALS OF SHAREHOLDERS

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with proxy rules. The Company's annual meeting of shareholders for the year ending December 31, 1998 is expected to be held on or about June 18, 1999. Shareholder proposals for that meeting must be prepared in accordance with the proxy rules and received by the Company on or before January 15, 1999.


                                        By Order of the Board of Directors

                                        /s/ JEFFREY J. MICHAEL

                                        Jeffrey J. Michael
                                        President and Chief Executive Officer

May 15, 1998

                                AMENDED AND RESTATED
                          ENSTAR 1996 STOCK INCENTIVE PLAN

Section 1.     Purpose.

     The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining key management personnel capable of assuring the future success of, and Non-Employee Directors capable of providing strategic direction to, the Company, to offer such personnel and directors incentives to put forth maximum efforts for the success of the Company's business, to afford such personnel and directors an opportunity to acquire a proprietary interest in the Company and to align further the interests of such personnel and directors with the Company's shareholders.

Section 2.     Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

               (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

               (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

               (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

               (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be an "outside director" within the meaning of
Section 162(m) of the Code.

               (f) "Company" shall mean ENStar Inc., a Minnesota corporation, and any successor corporation.

               (g)  "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

               (h) "Eligible Person" shall mean any employee, officer, consultant, Non-Employee Director or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

               (i) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

               (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the last sale price of the Shares as reported on the Nasdaq National Market on such date or, if such Market is not open for trading on such date, on the day closest to such date when such Market is open for trading.

               (k)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

               (l) "Non-Employee Director" shall mean a director who is not also an employee of the Company or an Affiliate.

               (m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

               (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

               (o)  "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

               (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

               (q)  "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

               (r) "Person" shall mean any individual, corporation, partnership, association or trust.

               (s) "Plan" shall mean this ENStar 1996 Stock Incentive Plan, as amended from time to time.

               (t) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

               (u)  "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan.

               (v)  "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

               (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

               (x) "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

               (y) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration.

               (a) Power and Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that Section 7 of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of Section 7. Subject to the express provisions of the Plan and to applicable law, and except with respect to
Section 7 of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in exchange for cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;
(viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

               (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

               (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan with regard to any Person who is not (i) an officer or director of the Company or (ii) an Affiliate, in each case subject to Section 16 of the Exchange Act.


Section 4.     Shares Available for Awards.

               (a)  Shares Available.  Subject to adjustment as provided in
Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 500,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 300,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

               (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

               (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

               (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 170,000 Shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

Section 5.     Eligibility.

               Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards.

               (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                    (ii)   Option Term. The term of each Option shall be
     fixed by the   Committee.

                    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                    (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal
     to the Fair Market Value as of the date of grant of the new Option.   Any
     Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

               (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

               (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                    (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

                    (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

                    (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted
     Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

               (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

               (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

               (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

               (g) General. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 7 of the Plan:

                    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                    (ii)   Awards May Be Granted Separately or Together.
     Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                    (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                    (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                    (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

                    (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.    Options to Non-Employee Directors.

               (a) Eligibility. If the Plan is approved by the shareholders of the Company, Options shall be granted automatically under the plan to each Non-Employee Director under the terms and conditions contained in this Section
7. The authority of the Committee under this Section 7 shall be limited to ministerial and non-discretionary matters.

               (b) Annual Option Grants. Each Non-Employee Director shall be granted an Option to purchase 4,000 Shares upon his or her election or appointment to the Board of Directors, and shall be granted an Option to purchase 1,000 Shares on the date of the annual meeting of shareholders each year, commencing with the 1997 Annual Meeting of Shareholders, if the Non-Employee Director will remain in office immediately following such meeting. The exercise price of each Option shall be equal to 100 percent of the Fair Market Value per Share on the date of grant. Such Options shall be Non-Qualified Stock Options, shall become exercisable six months after the date of grant, and shall terminate on the fifth anniversary of the date of grant, unless previously exercised or terminated. Such Options shall be subject to the terms and conditions of Sections 6(a) and 10 of the Plan and to other standard terms and conditions contained in the form of Non-Qualified Stock Option Agreement used by the Company from time to time. Such Options shall also terminate three months following the date upon which the participant ceases to be a director of the Company, except that:

                    (i) In the event that a Non-Employee Director who is granted an Option shall cease to be a director of the Company by reason of such director's willful and material misconduct, the Options shall terminate as of the date of such misconduct, and

                    (ii) If a Non-Employee Director who is granted an Option shall die while a director of the Company or within three months after he or she ceases to be a director of the Company for any reason other than willful and material misconduct, or if such director ceases to be a director of the Company by reason of his or her disability and he or she shall not have fully exercised the Option, the Option may be exercised at any time within 12 months after such director's death, or 12 months after cessation of directorship, in accordance with its terms by such director's legal representatives or administrators or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of Shares such director was entitled to purchase under the Option on the date of death or cessation of directorship.

               (c) Exercise of Non-Employee Director Options. Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company's Secretary. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director's election, pay the purchase price by check payable to the Company, by promissory note, in Shares, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price. If payment or partial payment is made by promissory note, such note shall be (i) full recourse, (ii) limited in principal amount to the maximum amount permitted under applicable laws, rules and regulations, (iii) bear interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto.

               (d) Amendments to Section 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the rules and regulations promulgated under the Code.

Section 8.     Amendment and Termination; Adjustments.

               Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

               (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                    (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

                    (ii) would violate the rules or regulations of the Nasdaq Stock Market, the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or

                    (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

               (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

               (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.     Income Tax Withholding; Tax Bonuses.

               (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or
collected from such Participant.   In order to assist a Participant in paying
all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by
(i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or
(ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

               (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).
The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 10.    General Provisions.

               (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

               (b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not (i) officers or directors of the Company or (ii) Affiliates, in each case subject to Section 16 of the Exchange Act.

               (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

               (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

               (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant or Non-Employee Director the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant or Non-Employee Director from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

               (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

               (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

               (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

               (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

               (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

               (k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11.    Section 16(b) Compliance.

               The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are (i) officers or directors of the Company or (ii) Affiliates, in each case subject to
Section 16 of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 12.    Effective Date of the Plan.

               The Plan shall be effective as of the date of its approval by the Board of Directors of the Company; provided, however, that if the Company's shareholders do not approve the Plan, the Plan shall be null and void and all Awards granted pursuant to the Plan shall be of no force or effect.

Section 13.    Term of the Plan.

               Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

[FRONT OF CARD]

                                     ENSTAR INC.

                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 18, 1998
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby appoints Jeffrey J. Michael and Thomas S. Wargolet, as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of common stock of ENStar Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on June 18, 1998, and at all adjournments thereof:

1.   ELECTION OF DIRECTORS

          / /  FOR all nominees listed       / /  WITHHOLD AUTHORITY to vote for
               below (except as marked            all nominees listed below
               to the contrary below)

          (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

        James H. Michael, Miles E. Efron, Richard J. Braun, Jeffrey J. Michael

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ENSTAR INC. 1996 STOCK INCENTIVE PLAN TO PROVIDE FOR ADDITIONAL AUTHORIZED SHARES AND PARTICIPATION BY NON-EMPLOYEE DIRECTORS

     / /  FOR            / /AGAINST               / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[BACK OF CARD]


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.

                                   INSTRUCTIONS: Please sign exactly as your name appears on the label affixed hereto. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person

                                   Dated                 , 1998
                                         ----------------

                                   -----------------------------------
                                   Signature

                                   -----------------------------------
                                   Please print name

                                   -----------------------------------
                                   Signature if held jointly

                                   -----------------------------------
                                   Please print name


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.